
                                                       LOWE'S COMPANIES, INC.

                                                 RATIO OF EARNINGS TO FIXED CHARGES
                                                           (In Thousands)


                           For the Nine Months Ended October 31,                    For the Year Ended January 31,
                           -------------------------------------     ----------------------------------------------------------
                                     1997           1996                 1997        1996         1995        1994       1993
                                 --------------------------          ----------------------------------------------------------
Income Before Income Taxes          443,758        367,477             453,606     352,107      343,531     198,324    125,892
Fixed Charges:
  Interest Expense                   54,206         42,710              57,832      48,937       40,110      23,043     17,588
  1/3 Rental Expense                 14,920         14,843              19,719      18,045       13,400       9,067      6,800
                                 --------------------------          ----------------------------------------------------------
Earnings, as Defined                512,884        425,030             531,157     419,089      397,041     230,434    150,280

Fixed Charges:
  Interest Expense                   54,206         42,710              57,832      48,937       40,110      23,043     17,588
  Capitalized Interest                5,777          5,253               7,315       5,768        4,678       3,592      1,849
  1/3 Rental Expense                 14,920         14,843              19,719      18,045       13,400       9,067      6,800
                                 --------------------------          ----------------------------------------------------------
Fixed Charges                        74,903         62,806              84,866      72,750       58,188      35,702     26,237

Fixed Charge Coverage (Ratio
  of Earnings to Fixed Charges)        6.85           6.77                6.26        5.76         6.82        6.45       5.73

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